Exhibit 10.1

                           USANA Health Sciences, Inc.

                       DIRECTOR INDEMNIFICATION AGREEMENT



                  This Indemnification Agreement ("Agreement") is made and entered into as of [_____________], between USANA Health Sciences, Inc., a Utah corporation (the "Company") and [___________] ("Director").

                  WHEREAS Director performs valuable Services for the Company as a member of the Board of Directors; and

                  WHEREAS the Board of Directors and the shareholders of the Company have approved, and the Company has filed with the State of Utah Amended and Restated Articles of Incorporation that provide that, to the maximum extent authorized by Sections 901-909 of the Act, the Company will indemnify its directors and officers against certain Liabilities and Expenses in connection with a Proceeding in which its directors or officers are made a Party by reason of their Services to the Company, including the advancement of such Expenses to such directors or officers prior to the final disposition of such Proceeding;

                  WHEREAS the Board of Directors has approved the Bylaws that provide that, to the maximum extent authorized by Sections 901-909 of the Act, the Company will indemnify its directors and officers against certain Liabilities and Expenses in connection with a Proceeding in which directors or officers are made a Party by reason of their Services to the Company, including the advancement of such Expenses to such directors or officers prior to the final disposition of such Proceeding;

                  WHEREAS Section 909 of the Act and the Bylaws permit contracts, such as this Agreement, between the Company and the directors or officers of the Company with respect to such indemnification and advancement of Expenses;

                  WHEREAS the Company desires to induce Director to serve or to continue to serve as a member of the Board of Directors by entering into this Agreement, which clarifies and augments: (i) Director's right of indemnification by the Company for Liabilities and Expenses in connection a Proceeding in which Director is made a Party as a result of Director's Services to the Company; and
(ii) Director's right to advancement of Expenses in connection with such a Proceeding;

                  WHEREAS Director is relying on this Agreement as an inducement to his serving or continuing to serve as a member of the Board of Directors of the Company;

                  WHEREAS, pursuant to Section 908 of the Act, the Company may purchase and maintain D&O Insurance that covers these Liabilities and Expenses of Director; and

                  WHEREAS the parties to this Agreement intend the provisions of this Agreement to be consistent with the provisions of the Act;

                  NOW, THEREFORE, in consideration of Director's Services, the parties hereto agree as follows:

1.       Definitions

         For purposes of this Agreement:

         a. "Act" means the Revised Business Corporation Act of the State of Utah, as amended.

         b. "Agreement" means this Indemnification Agreement between the Company and the Director.

         c. "Articles" means the Amended and Restated Articles of Incorporation of the Company, as amended.

         d. "Board of Directors " means the Company's board of directors that has been established to manage the business and affairs of the Company under the Act.

         e. "Bylaws" means the Amended and Restated Bylaws of the Company, as amended.

         f. "Company" means USANA Health Sciences, Inc., a Utah corporation.

         g. "D&O Insurance" means a policy of insurance that is purchased by the Company and that cover certain liabilities and expenses that may be incurred by the Company and/or its directors and officers in connection with their services to the Company or, at the Company request, to another entity.

         h. "Decision-Maker" means one of the following persons or entities that makes a determination under the Act and under this Agreement whether Director is entitled to either indemnification of Liabilities and Expenses and/or advancement of Expenses in connection with a Proceeding, as provided in
                  Section 6(b) below: (i) the Board of Directors (or a special committee thereof), by majority vote, as provided in the Act;
                  (ii) the Company's Special Legal Counsel, as provided in the Act; or (iii) the shareholders of the Company, by a majority vote (excluding those shares held or controlled by Director).

         i. "Director" means the person who is a signatory to this Agreement, and who is serving the Company as a director of the Company. Unless the context otherwise requires, "Director" includes the estate or personal representative of the Director.

         j. "Exchange Act" means the U.S. Securities and Exchange Act of 1934, as amended.

         k. "Expenses" means: (i) all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses that are actually incurred by Director, or on his behalf, in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding; (ii) and any federal, state, local or foreign taxes imposed on Director as a result of the actual or deemed receipt of any payments under this Agreement. "Expenses" do not include "Liabilities."

         l. "Liabilities" means any liabilities incurred by Director, or on his behalf, with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or other similar payment, including, but not limited to, liabilities under the Securities Act or the Exchange Act. "Liabilities" do not include "Expenses."

         m. "Party" means an individual who was, is, or is threatened to be named as a defendant in a Proceeding or who is a respondent in a Proceeding.

         n. "Payment" means a payment by the Company to Director of either: (i) the amount of Liabilities or Expenses that a court or the Decision-Maker has determined must be indemnified and paid to Director under the Act and this Agreement; or (ii) the amount of Expenses that the Decision-Maker has determined must be advanced and paid to Director under the Act and this Agreement.

         o. "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, hearing or any other such proceeding, whether civil, criminal, administrative, or investigative, to which Director is made a Party by reason of Director's Services.

         p. "Securities Act" means the U.S. Securities Act of 1933, as amended.

         q. "Services" means (i) Director's service to the Company as a member of the Board of Directors; (ii) during the time that Director is a member of the Board of Directors, Director's service, at the Company's request, as a director, officer, partner, trustee, employee, fiduciary, or agent of another corporation or entity (other than the Company), including any employee benefit plan.

         r. "Special Legal Counsel" means "special legal counsel" of the Company, as defined in Section 906(2)(c) of the Act, that has been appointed to be a Decision-Maker.

2.       Indemnification of Director by the Company

         Subject to the limitations set forth in the Act and in this Agreement, the Company hereby agrees to hold harmless and indemnify Director to the full extent authorized or permitted by the Act, the Articles, and the Bylaws. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

         a. Proceedings Other Than Proceedings by or in the Right of the Company. Director shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of Director's Services, Director is, or is threatened to be made, a Party to a Proceeding other than a Proceeding by or in the right of the Company (which is addressed in Section 1(b) below). Pursuant to this Section 1(a), the Company shall indemnify Director against all Liabilities and Expenses that have been incurred by Director in connection with such Proceeding, or in connection with any claim, issue, or matter therein, if Director acted in good faith and in a manner that Director reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, with respect to any criminal Proceeding, Director must additionally have had no reasonable cause to believe that his conduct was unlawful.

         b. Proceedings by or in the Right of the Company. Director shall be entitled to the rights of indemnification provided in this
                  Section 1(b) if, by reason of Director's Services, Director is, or is threatened to be made, a Party to a Proceeding that has been brought by or in the right of the Company (not by another person, as provided in Section 1(a) above). Pursuant to this Section 1(b), the Company shall indemnify Director against all Expenses (and not Liabilities) that have been incurred by Director in connection with such Proceeding, or in connection with any claim, issue, or matter therein, if Director acted in good faith and in a manner that Director reasonably believed to be in or not opposed to the best interests of the Company.

         c. Sole Limit on Indemnification. The Company shall not be required to indemnify Director pursuant to this Agreement only if it is finally determined by a court or by a Decision-Maker, under the procedures and subject to the presumptions that are set forth in Sections 6 and 7 hereof, to be unlawful to do so under Section 902 of the Act, either because: (i) Director did not meet the standard of conduct set forth above in Sections 1(a) and 1(b); or (ii) if Director is judged to be liable in a Proceeding because he or she derived an improper personal benefit (whether or not in connection with Director's Services).

3.       Indemnification for Expenses When Director is Wholly or Partly
         Successful

         Notwithstanding any other provision of this Agreement, to the extent that Director is successful, on the merits or otherwise, in the defense of any Proceeding, or in defense of any claim, issue, or matter therein, the Company shall indemnify Director to the maximum extent permitted by law against all Expenses that have incurred by Director in connection with such Proceeding. If Director is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, with respect to one or more but less than all of the claims, issues, or matters therein, the Company shall indemnify Director against all Expenses that have been incurred by Director in connection with each successfully resolved claim, issue, or matter. For purposes of this Section 3, and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter, whether such dismissal was for substantive or procedural reasons.

4. Contribution in the Event of Joint Liability by Director and by the Company

         Subject to all the limitations of the Act, this Agreement, and the further provisions of this Section 4 below, if the Company is jointly liable with Director (or would be liable, if joined in such Proceeding), the Company shall pay the entire amount of Liabilities and Expenses relating to such Proceeding, without requiring Director to contribute to such payment. Furthermore, the Company hereby waives and relinquishes any right of contribution it may have against Director in such instance. The Company shall not enter into any settlement of any such Proceeding in which the Company is jointly liable with Director (or would be liable, if joined in such Proceeding) unless such settlement provides for a full and final release of all claims that have been asserted against Director.

         a. Proportionate Liability in Certain Instances. Without diminishing or impairing the obligations of the Company set forth in the preceding paragraph, if, for any reason, Director shall elect or be required to pay all or any portion of any liabilities and/or expenses (such as those described in the definitions of "Liabilities" and "Expenses" of Director herein) in connection with any Proceeding in which the Company is jointly liable with Director (or would be, if joined in such Proceeding), the Company shall contribute to the amount of such liabilities and/or expenses in proportion to the relative benefits received by the Company, together with all directors, officers, and/or employees of the Company (other than Director) who are jointly liable with Director (or would be liable, if joined in such Proceeding), on the one hand, and the benefits received by the Director, on the other hand, from the transaction or event from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all directors, officers, or employees of the Company (other than Director) who are jointly liable with Director (or would be liable, if joined in such Proceeding), on the one hand, and the fault of Director, on the other hand, in connection with the transaction or event from which such Proceeding arose, as well as any other equitable considerations which the Act or the laws of the State of Utah may require to be considered. The relative fault of the Company and all directors, officers, or employees of the Company (other than Director) who are jointly liable with Director (or would be liable, if joined in such Proceeding), on the one hand, and the fault of Director, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

         b. Claims of Contribution by Other Directors, Officers, Employees, or Agents of the Company. The Company hereby agrees to fully indemnify and hold Director harmless from any claims of contribution which may be brought by directors, officers, employees, or agents of the Company (other than Director), who may be jointly liable with Director in any action, suit, or proceeding in which such directors, officers, employees, or agents of the Company have been named as parties by reason of their services to the Company in such capacities.

5.       Advancement of Expenses.

         a. Request for Advancement by Director. Notwithstanding any other provision of this Agreement, if Director incurs Expenses in connection with any Proceeding by reason of Director's Services, Director may, from time to time, make a request to the Company that the Company advance such Expenses to Director, and the Company may advance such Expenses to Director, whether prior to or after the final disposition of such Proceeding, pursuant to the procedures set forth in this
                  Section 5 below. Director shall furnish to the Company a written affirmation of his good faith belief that he or she has met the applicable standard of conduct for such indemnification under Section 902 of the Act. Such statement or statements shall reasonably evidence the Expenses incurred by Director and shall include or be preceded or accompanied by an undertaking by or on behalf of Director to repay any such advanced Expenses if it shall ultimately be determined by a court or by a Decision-Maker that Director is not entitled to be indemnified against such Expenses because he or she did not meet the applicable standard of conduct for such indemnification under Section 902 of the Act. Such undertaking by Director shall be an unlimited general obligation of Director, shall be unsecured, and the Company must accept such undertaking without reference to Director's financial ability to make such repayment.

         b. Determination of Advancement and Payment. The Decision-Maker shall make a determination of whether Director is entitled to advancement of Expenses and shall pay such amount to Director pursuant to the deadlines, procedures, and the presumptions contained in Section 6 below. All advances of Expenses by the Company to Director shall be interest free.

         c. Repayment of Advanced Expenses by Director. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that Director would not be permitted to be indemnified under applicable law, Director shall reimburse the Company within thirty (30) days of such determination for all such amounts theretofore advanced to Director by the Company; provided, however, that if Director has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Director should be indemnified under applicable law, any determination made by the Company that Director would not be permitted to be indemnified under applicable law shall not be binding and Director shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (and as to which all rights of appeal therefrom have been exhausted or have lapsed).

6.       Procedures and Presumptions for Payments to Director

         It is the intent of this Agreement to secure for Director rights for the advancement of Expenses and for indemnification for Liabilities and Expenses that are as favorable as may be permitted under the Act and public policy of the State of Utah. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Director is entitled to indemnification under this Agreement:

         a. Request by Director for Payment. Director shall submit to the Company a written request for Payment. Such request shall be accompanied by such documentation and information that is reasonably available to Director and that is relevant to whether and to what extent Director is entitled to Payment. The Secretary of the Company shall, promptly upon receipt of such a request, advise the Board of Directors in writing that Director has requested such Payment.

         b. Determination of Right to Payment by Decision-Maker. Upon Director's request for Payment, the Company shall make a determination of whether Director is entitled to a Payment in the specific case. Such determination shall be made by one of the following three Decision-Makers, with Director having the sole right to select which one of these three Decision-Makers shall make such determination: (i) by a majority vote of the members of the Board of Directors or a special committee thereof), as provided in the Act; (ii) by "Special Legal Counsel," as defined in the Act; or (iii) by a majority vote of the holders of the Company's voting stock (except for those shares held or controlled by Director), as provided in the Act. In making this determination, the Decision-Maker shall act reasonably and in good faith.

         c. Fees of Special Legal Counsel. The Company shall pay any and all reasonable fees and expenses incurred by such Special Legal Counsel in connection with such counsel's acting as such.

         d. Presumptions. In making a determination whether Director is entitled to receive a Payment, the Decision-Maker shall presume the following, and anyone seeking to overcome these presumptions shall have the burden of proof by clear and convincing evidence:

                  i. Director has met the standard of conduct in Section 902 of the Act and is entitled to indemnification under this Agreement;

                  ii. Director has reasonably relied on information, opinions, reports, or statements, including financial statements and other financial data, that have been delivered to him by the Company's officers, employees, legal counsels, public accountants, other professional advisors, or by a committee of the Board of Directors on which Director is not a member; and

                  iii. The knowledge and/or actions, or failure to act, of any other Director of the Company or of any other officer, employee, or agent of the Company are not the knowledge and/or actions (or failure to act) of Director.

         e. Timing of Determination. If the Board of Directors or Special Legal Counsel is to make the determination of whether Director is entitled to Payment, such determination shall be made within twenty-one (21) days after receipt by the Company of Director's request therefor. If, however, such determination is to be made by the shareholders of the Company, then, within fifteen (15) days after receipt by the Company of the Director's request therefor, the Board of Directors (or a committee thereof) shall resolve to submit such determination to the shareholders of the Company for their consideration either at (i) at an annual meeting of the shareholders that is scheduled to be held within seventy-five (75) days after the Company's receipt of Director's request for Payment; or (ii) at a special meeting of the shareholders of the Company that is scheduled to be held within sixty (60) days from the date on which the Board of Directors calls such special meeting.

         f. Timing and Method of Payment. Once the Decision-Maker has made a determination that Director is entitled to a Payment, the Company shall make such Payment to Director within seven (7) days following the date on which such determination is made. The Company shall make such Payment in such currency, by such method of payment (check or wire transfer), and to such person, all of which Director shall designate. By way of example, if Director has incurred legal fees in connection with a Proceeding, Director may instruct the Company to pay such fees directly to Director's legal counsel, without the need for Director to have paid such fees first.

         g. Director's Cooperation. Director shall cooperate with the Decision-Maker in making the determination of whether Director is entitled to Payment. Such cooperation shall include Director's providing, upon reasonable advance request, any documentation or information which is not privileged or not otherwise protected from disclosure, which is reasonably available to Director, and which is relevant to making a determination of whether and to what extent Director is entitled to such Payment.

         h. Costs and Expenses by Director in Making the Determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Director in so cooperating with the Decision-Maker shall be borne by the Company, and the Company shall indemnify Director for all such expenses, regardless of whether Director is determined to be entitled or not to such Payment.

         i. Presumption of Success on the Merits or Otherwise. The Company acknowledges that a settlement or other disposition of a Proceeding--short of final judgment--may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Director is a Party is resolved in any manner other than by adverse judgment against Director (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Director has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The termination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that Director did not meet the standard of conduct that would entitle him to indemnification hereunder.

7.       Remedies of Director

         a. Remedies. In the event that (i) the Decision-Maker fails to make a determination of whether Director is entitled to a Payment within the required time, as set forth in Section 7 above, (ii) the Decision-Maker determines that Director is not entitled to a Payment under the Act and this Agreement, (iii) the Company fails to make a required Payment to Director within the required time, as set forth in Section 7 above, Director shall be entitled to an adjudication in an appropriate court of the State of Utah, or in any other court of competent jurisdiction, of his entitlement to such Payment. Director shall commence such proceeding, seeking an adjudication thereof within 180 days following the date on which Director first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Director's right to seek any such adjudication.

         b. Effect of Adverse Determination. In the event that the Decision-Maker shall have determined that Director is not entitled to a Payment, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Director shall not be prejudiced by reason of the adverse determination by the Decision-Maker.

         c. Effect of Positive Determination. If the Decision-Maker shall have determined that Director is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under the Act.

         d. Expenses of Enforcement. In the event that Director, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any D&O Insurance maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of "Expenses" above) that are actually incurred by Director, or on his behalf, in such judicial adjudication, regardless of whether Director ultimately is determined to be entitled to such Payment or such recovery of proceeds from such D&O Insurance.

         e. The Company is Bound. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, not binding, or not enforceable, and the Company shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

8. Non-Exclusivity; Survival of Rights; Superior Rights; D&O Insurance; Subrogation

         a. Rights are Non-Exclusive and Cumulative. The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Director may at any time be entitled under applicable law, the Articles, the Bylaws, any agreement, a vote of stockholders, a resolution of the Board of Directors, or otherwise. Every other right or remedy to which Director may be entitled shall be cumulative and in addition to every other right and remedy given to Director hereunder or now or hereafter existing at law, in equity, or otherwise. The assertion or employment by Director of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment by Director of any other right or remedy.

         b. Survival of Rights. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Director under this Agreement in respect of any action taken or omitted by Director in his Services prior to such amendment, alteration, or repeal.

         c. Superior Rights. To the extent that a change in the Act, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles, the Bylaws, and under this Agreement, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

         d. D&O Insurance. The Company shall maintain D&O Insurance that covers the services of directors and officers to the Company or, at the Company's request, to another entity (including the Services of Director). Such D&O Insurance shall provide coverage that is commercially reasonable, considering the Company's size, type of business, and claims history. Such policy of D&O Insurance shall protect Director to the maximum extent that any other director or officer is protected thereunder. If a claim arises under any such policy of D&O Insurance, the Company will make demands for such insurance in accordance with the requirements of such policy.

         e. Subrogation. In the event the Company makes any Payment to Director, the Company shall be subrogated to the extent of such Payment to all of the rights of recovery that Director may have under the Company's D&O Insurance. Director shall execute all documents and shall take all action that may be necessary for the Company to secure such rights of subrogation to bring suit to enforce such rights.

9. No Indemnification. Notwithstanding any other provision of this Agreement, Director shall not be entitled to a Payment under this Agreement in the following instances: (i) for Liabilities and/or Expenses for which Director has actually received reimbursement under any insurance policy, contract, agreement, or otherwise; (ii) for expenses and the payment of profits arising from the purchase and sale by Director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended or any similar successor statute; (iii) for Liabilities and Expenses with respect to any action, suit, or proceeding that is brought by Director against the Company and/or it directors, officers, employees, or agents; provided, however, that Director shall be entitled to a Payment under this Agreement with respect to such action, suit, or proceeding that is brought by Director if either (a) the bringing of such action, suit, or proceeding or the making of such claim is approved by the Board of Directors; or (b) such action, suit, or proceeding or such claim is being brought by Director to assert, interpret, or enforce Director's rights under this Agreement.

10. Duration of Agreement. All agreements and obligations of the Company contained in this Agreement shall continue during the period in which Director is a member of the Board of Directors or an officer and shall continue thereafter so long as Director shall be subject to any Proceeding (or any proceeding commenced by Director under Section 7 hereof) by reason of Director's Services, whether or not Director is providing Services at the time any Liability or Expense is incurred by Director in connection with such Proceeding (or any proceeding commenced by Director under Section 7 hereof).

11. Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Director is called to be a witness, in connection with Director's Services, in any action, suit, or proceeding that involves the Company and/or its directors, officers, employee, and/or agents and to which Director is not a party, the Company shall indemnify Director against all Expenses incurred by Director, or on his behalf, in connection therewith.

12.      General Provisions

         a. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, void, illegal, or unenforceable that is not itself invalid, void, illegal, or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision that is held to be invalid, void, illegal, or unenforceable that is not itself invalid, void, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Director rights to indemnification (including advancement of expenses) to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

         b. Modification and Waiver. No supplement, modification, termination, or amendment of this Agreement shall be binding on either party hereto unless such change shall have been executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         c. Notice By Director. Director agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may give rise to his rights of indemnification (including advancement of expenses) hereunder.

         d. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if it is (i) delivered by hand to the party to whom said notice or other communication is directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  If to Director, to the address set forth below Director's signature hereto.

                  If to the Company, to:

                           USANA Health Sciences, Inc.
                           3838 W. Parkway Blvd.
                           Salt Lake City, Utah 84120-6336
                           Attention:  President

                  or to such other address as may have been furnished to Director by the Company or to the Company by Director, as the case may be.

         e. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

         f. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         g. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah, without application of the rules of the State of Utah with respect to conflict of laws.

         h. Successors and Assigns. This Agreement shall be binding upon the Company and upon its successors and assigns. This Agreement shall be binding upon Director and upon his estate or personal representative. Neither party hereto may assign this Agreement to a third party without the consent of the other party hereto.

         i. Construction of this Agreement. The recitals to this Agreement are incorporated in this Agreement by this reference. References in this Agreement to the masculine gender shall include reference to the feminine gender. References in the singular shall include reference to the plural, as appropriate. The use of the words "include" or "including" or similar words in this Agreement shall mean that the items following the words "include" or "including" are not an exhaustive list of the items that precede these words, but are rather some (but not all) of the examples thereof.

         j. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.














[THE REMAINDER OF THIS PAGE IS LEFT BLANK AND IS FOLLOWED BY THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



USANA HEALTH SCIENCES, INC.


By: ________________________________________
Name:
Title:



DIRECTOR


Signature:__________________________________
Name:
Address: